                                                                    EXHIBIT 21.1

                Subsidiaries of SBA Communications Corporation
                ----------------------------------------------

Corporations

I. SBA Communications Corporation (Florida) owns 100% of SBA Telecommunications, Inc. (Florida)

     A. SBA Telecommunications, Inc. owns 100% of the following entities:

          1. SBA Subsidiary Holdings, Inc. (Florida)

          2. SBA Communications International (Florida)

          3. SBA, Inc. (Florida)

          4. SBA Leasing, Inc. (Florida)

          5. Com-Net Construction Services, Inc. (Florida)

          6. SBA Towers, Inc. (Florida)

               a) SBA Towers, Inc. owns 100% of the following entities:

                    1) SBA Towers New York, Inc. (Florida)

                          (a) SBA Towers New York, Inc. owns 100% of the following entity:

                               (1)  L.I. Waves, Inc. (New York)

                    2) SBA Towers Louisiana, Inc. (Florida)

                          (a) SBA Towers Louisiana, Inc. owns 100% of the following entity:

                               (1) CADDO Tower Company, Inc. (Louisiana)

                    3) SBA Towers Minnesota, Inc. (Florida)

                          (a) SBA Towers Minnesota, Inc. owns 100% of the following entity:

                               (1) Quad States Towers and Communications, Inc. (Minnesota)

                    4) SBA Towers Florida, Inc. (Florida)

                          (a) SBA Towers Florida, Inc. owns 100% of the following entity:

                                 (1) Tampa Towers, Inc.

                    5) SBA Towers Tennessee, Inc. (Florida)

                    6) SBA Sites, Inc. (Florida)

          7. Communication Site Services, Inc. (Florida)

Limited Liability Companies

I. Com-Net Development Group L.L.C., a Tennessee Limited Liability Company, has two members, SBA Towers, Inc. and SBA Towers Tennessee, Inc.

II. SBA/Site Tech, L.C. , a Florida Limited Liability Company, has two members, SBA Towers New York, Inc. and Site Tech Venture, LLC. Site Tech Venture, LLC is an independent third party that is not affiliated with any of the SBA entities.